EXHIBIT 77Q1

                                    EXHIBITS

(a)(1) Establishment and Designation of Series (Series S and T) filed as an exhibit to Post-Effective Amendment No. 31 to the Registrant's Form N-1A Registration Statement filed on May 28, 2002 and incorporated herein by reference.

(a)(2) Establishment and Designation of Series (Series U and V) filed as an exhibit to Post-Effective Amendment No. 34 to the Registrant's Form N-1A Registration Statement filed on September 27, 2002 and incorporated herein by reference.

(d)(1) Form of Investment Advisory Agreement between ING Investments, LLC and ING GET Fund - Series S filed as an exhibit to Post-Effective Amendment No. 31 to the Registrant's Form N-1A Registration Statement filed on May 28, 2002 and incorporated herein by reference.

(d)(2) Form of Subadvisory Agreement between ING, ING GET Fund and Aeltus Investment Management, Inc. filed as an exhibit to Post-Effective Amendment No. 31 to the Registrant's Form N-1A Registration Statement filed on May 28, 2002 and incorporated herein by reference.